EXHIBIT 32.2

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report of Open Solutions Inc. (the “Company”) on Form 10-K for the fiscal period ending December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Carl D. Blandino, Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ CARL D. BLANDINO

Carl D. Blandino
Senior Vice President, Chief Financial
Officer, Treasurer and Secretary

March 30, 2004